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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated November 15, 2002, except as to Note 12, for which the date is December 6, 2002, relating to the consolidated financial statements and financial statement schedule of Allbritton Communications Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP


Washington, D.C.
January 31, 2003